                                                                    EXHIBIT 11.1

                            CELL THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

            COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

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
                          THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                          ----------------------------  ---------------------------
                              1997           1996           1997           1996
                          -------------  -------------  -------------  ------------
Net loss................  $  (4,877,281) $  (5,441,141) $ (10,516,049) $ (7,635,553)
                          =============  =============  =============  ============
Shares used in
 computation of net loss
 per share:
 Weighted average common
  shares outstanding....     13,028,377      4,937,719      9,165,590     4,935,731
                          =============  =============  =============  ============
Net loss per share......  $       (0.37) $       (1.10) $       (1.15) $      (1.55)
                          =============  =============  =============  ============
Pro forma:
 Net loss...............  $  (4,877,281) $  (5,441,141) $ (10,516,049) $ (7,635,553)
                          =============  =============  =============  ============
 Shares used in
 computation of net loss
 per share:
  Weighted average com-
   mon shares outstand-
   ing..................     13,028,377      4,937,719      9,165,590     4,935,731
  Weighted average com-
   mon shares giving ef-
   fect to conversion of
   convertible preferred
   stock to common stock
   at the time of pre-
   ferred stock issu-
   ance.................            --       2,834,549      2,286,120     2,834,549
                          -------------  -------------  -------------  ------------
  Total.................     13,028,377      7,772,268     11,451,710     7,770,280
                          =============  =============  =============  ============
 Net loss per share.....  $       (0.37) $       (0.70) $       (0.92) $      (0.98)
                          =============  =============  =============  ============
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